Exhibit 99.1

Global Power 400 E Las Colinas Blvd., Suite 400, Irving, TX 75039

GLOBAL POWER EQUIPMENT GROUP ACQUIRES HETSCO, INC.

Broadens exposure in industrial and natural gas processing

IRVING, Texas, May 1, 2013 – Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power” or “Company”) today reported that it has acquired privately-owned Hetsco, Inc. (“Hetsco”). Hetsco is a leading global provider of mission critical brazed aluminum heat exchanger (“BAHX”) repair, maintenance and safety services to the industrial gas, liquefied natural gas (“LNG”) and petrochemical industries. The $32.5 million cash acquisition closed on April 30, 2013, and remains subject to final working capital adjustments. A presentation summarizing the acquisition is available at http://ir.globalpower.com/.

The addition of Hetsco’s lifecycle services broadens Global Power’s reach into the industrial gas and oil and gas end markets and its highly-skilled welders bolster the Services Division capabilities for current utility customers.

Luís Manuel Ramirez, President and Chief Executive Officer of Global Power commented, “We are very excited to add Hetsco to the Global Power family. This acquisition perfectly fits our strategy to increase our exposure to the macro natural gas growth trend with a focus on adjacent technologies in air and gas separation, heat exchangers and LNG. Hetsco’s repair and maintenance work further expands our scope of high-margin aftermarket services. We believe that Global Power’s international reach and project management expertise will help to drive growth for Hetsco, and establish Global Power as a leader in natural gas services.”

Headquartered in Greenwood, IN, Hetsco has serviced the industrial gas industry for over 25 years. The Company can quickly deploy personnel worldwide to perform emergency and planned repairs on mission critical BAHXs. Hetsco is a leader in providing safety and maintenance repairs and services in the markets it serves. In 2012, Hetsco generated $25.8 million of revenue.

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities; and lifecycle maintenance and repair support services to customers in the industrial gas markets. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. Additional information about Global Power Equipment Group Inc. may be found at www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and

Global Power Equipment Group Acquires Hetsco, Inc.

May 1, 2013

uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 7, 2013 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com